Exhibit 10.5

Bigelow Income Properties, LLC
4801 Main, Suite 1000
Kansas City, Missouri 64112

July 28, 2011

Mayer Hoffman McCann PC
11440 Tomahawk Creek Parkway
Leawood, Kansas 66211

We are providing this letter In connection with your review of the Interim financial information of Bigelow Income Properties, LLC as of June 30, 2011 and for the period then ended (interim financial information) for the purpose of expressing limited assurance that there are no material modifications that should be made to the statements in order for them to be in conformity with generally accepted accounting principles. We confirm that we are responsible for the fair presentation of the interim financial information In conformity with generally accepted accounting principles. We are also responsible for establishing and maintaining effective internal control over financial reporting.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person using the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, as of July 28, 2011, the following representations made to you during your review.

1)
The interim financial Information referred to above has been prepared and presented in conformity with accounting principles generally accepted in the United States applicable to interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. The interim financial information has been prepared on a basis consistent with prior interim periods and years and includes all disclosures necessary and required to be included by the laws and regulations to which the Company is subject.

2)
We have designed our internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of interim financial Information for external purposes in accordance with generally accepted accounting principles.

3)	We have made available to you all

a)	Financial records and related data.

b)	Minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not been prepared

4)	There have been no communications from the SEC or other regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices.

5)	There are no material transactions that have not been properly recorded in the accounting records underlying the interim financial information.

6)	We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.

7)
We have no knowledge of any fraud or suspected fraud affecting the entity involving management; employees who have significant roles in internal control over financial reporting; or others where the fraud couldhave a material effect on the interim financial Information.

8)	We have no knowledge of any allegations of fraud or suspected fraud affecting the Company received in communications from employees, former employees, analysts, regulators, short sellers, or others.

9)	We have no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

10)	There are no material losses (such as from obsolete inventory or purchase or sales commitments) that have not been properly accrued or disclosed in the financial statements.

11)	There are no:

a)	Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the interim financial information or as a basis for recording a loss contingency.

b)	Unasserted claims or assessments that our lawyer has advised us are probable of assertion that must be disclosed in accordance with FASB ASC 450 (formerly Statement of Financial AccountingStandards No. 5).

c)	Other material liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB ASC 450 (formerly FASB Statement of Financial Accounting Standards No. 5).

12)
The Company has appropriately reconciled its general ledger accounts to their related supporting information.  All reconciling Items considered to be material were identified and included on the reconciliations and were appropriately adjusted in the interim financial information.

13)	The Company has satisfactory title of all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged as collateral except as made known to you.

14)	We have complied with all aspects of contractual agreements that would have a material effect on the interim financial information in the event of noncompliance.

15)	The following have been properly recorded or disclosed in the interim financial information:

a)	Related party transactions and related accounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

b)	Guarantees, whether written or oral, under which the company is contingently liable.

c)	Significant estimates and material concentrations known to management that are required to be disclosed in accordance with FASB ASC 275 (formerly AICPA Statement of Position 94-6, Disclosure of Certain Significant Risks and Uncertainties).

16)
No events have occurred subsequent to the balance sheet date and through the date of this letter that would requireadjustment to, or disclosure in, the interim financial information, other than the additional note for $35,000, which is disclosed in the financial statements.

17)	We have responded fully and truthfully to all inquiries made to us by you during your review.

Signature:	/s/ Charles Christian Kirley
Charles Christian Kirley, Sole Member-Manager

Signature:	/s/ Ed Place
Ed Place, Director